Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-11 of Madison Square Capital, Inc. of our report dated April 25, 2008 relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

New York, NY

April 25, 2008